Exhibit 10.3

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
 as Seller,

and

DAIMLER RETAIL RECEIVABLES LLC,
 as Purchaser

RECEIVABLES PURCHASE AGREEMENT

Dated as of September 1, 2016

TABLE OF CONTENTS

Page

ARTICLE ONE

DEFINITIONS

Section 1.01. Capitalized Terms; Rules of Usage	1

ARTICLE TWO

CONVEYANCE OF RECEIVABLES

Section 2.01. Sale and Conveyance of Receivables	2
Section 2.02. Receivables Purchase Price; Payments on the Receivables.	3
Section 2.03. Transfer of Receivables	3
Section 2.04. Examination of Receivable Files	4

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Purchaser	5
Section 3.02. Representations and Warranties of the Seller	6
Section 3.03. Representations and Warranties as to the Receivables.	7
Section 3.04. Seller’s Repurchase of Receivables for Breach of Representations.	8
Section 3.05. Representations and Warranties as to Security Interests	8

ARTICLE FOUR

CONDITIONS

Section 4.01. Conditions to Obligation of the Purchaser	10
Section 4.02. Conditions to Obligation of the Seller	10

ARTICLE FIVE

COVENANTS OF THE SELLER

Section 5.01. Protection of Right, Title and Interest in, to and Under the Receivables.	11
Section 5.02. Security Interests	12
Section 5.03. Delivery of Payments	12
Section 5.04. No Impairment	12
Section 5.05. Costs and Expenses	13
Section 5.06. Sale	13
Section 5.07. Hold Harmless	13

i

ii

This RECEIVABLES PURCHASE AGREEMENT, dated as of September 1, 2016 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is between MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (“MBFS USA”), as seller (the “Seller”), and DAIMLER RETAIL RECEIVABLES LLC, a Delaware limited liability company (“Daimler Retail Receivables”), as purchaser (the “Purchaser”).

WHEREAS, in the regular course of its business, the Seller purchases and originates motor vehicle installment sales contracts and installment loans secured by new and pre-owned motor vehicles (the “Receivables”);

WHEREAS, the Seller intends to convey all of its right, title and interest in and to certain Receivables to the Purchaser, and the Purchaser shall convey all of its right, title and interest in and to the Receivables to Mercedes-Benz Auto Receivables Trust 2016-1 (the “Issuer”) pursuant to the sale and servicing agreement, dated as of September 1, 2016 (the “Sale and Servicing Agreement”), among the Issuer, Daimler Retail Receivables and MBFS USA; and

WHEREAS, the parties hereto wish to set forth the terms pursuant to which the Receivables are to be sold by the Seller to the Purchaser.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01.  Capitalized Terms; Rules of Usage.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement, which Appendix is hereby incorporated into and made a part of this Agreement.  Appendix A also contains rules as to usage applicable to this Agreement.

ARTICLE TWO

CONVEYANCE OF RECEIVABLES

Section 2.01.  Sale and Conveyance of Receivables.  On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables, and the other property relating thereto (as described below).

(a)            Subject to satisfaction of the conditions set forth in Section 4.01, on the Closing Date, and simultaneously with the transactions to be consummated pursuant to the Indenture, the Sale and Servicing Agreement and the Trust Agreement, the Seller shall, pursuant to the First-Tier Assignment, sell, transfer, assign and otherwise convey to the Purchaser, and the Purchaser shall purchase from the Seller, without recourse (subject to the Seller’s obligations hereunder), all right, title and interest of the Seller, whether now owned or existing or hereafter acquired or arising, and wheresoever located, in, to and under the following:

(i)    the Receivables and all amounts due and collected on or in respect of the Receivables (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 2.05 of the Sale and Servicing Agreement or Section 3.04 of this Agreement or the purchase of Receivables by the Servicer pursuant to Sections 3.03, 3.08 or 8.01 of the Sale and Servicing Agreement) after the Cutoff Date;

(ii)   the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(iii)  all proceeds from claims on any physical damage or theft insurance policies and extended warranties covering such Financed Vehicles and any proceeds of any credit life or credit disability insurance policies relating to the Receivables, the related Financed Vehicles or the related Obligors;

(iv)  the Receivable Files that relate to the Receivables;

(v)    any proceeds of Dealer Recourse that relate to the Receivables;

(vi)  the right to realize upon any property (including the right to receive future Net Liquidation Proceeds and Recoveries) that shall have secured a Receivable and have been repossessed by or on behalf of the Seller; and

(vii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing, and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, notes, drafts, acceptances, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitutes all or part of, or is included in, the proceeds of any of the foregoing.

(b)            In connection with the foregoing conveyance, the Seller further agrees, at its own expense, to, on or prior to the Closing Date, (i) annotate and indicate in its books, records and computer files that the Receivables have been sold and transferred to the Purchaser pursuant to this Agreement, (ii) deliver to the Purchaser a computer file or printed or microfiche list of the Schedule of Receivables containing a true and complete list of the Receivables, identified by account number and by the Principal Balance as of the Cutoff Date, which file or list shall be marked as Schedule A and is hereby incorporated into and made a part of this Agreement and (iii) deliver or cause to be delivered the Receivable Files to or upon the order of the Purchaser.

(c)            The parties hereto intend that the conveyance of Receivables and related property hereunder be a sale and not a loan.  In the event that the conveyance hereunder is for any reason not considered a sale, including in the event of an insolvency Proceeding with respect to the Seller or any of the Seller’s properties, the Seller hereby grants to the Purchaser a first priority security interest in all of the Seller’s right, title and interest in, to and under the Receivables, and all other property conveyed hereunder and all proceeds of the foregoing.  The parties intend that this Agreement constitute a security agreement under Applicable Law.  Such grant is made to secure the payment of all amounts payable hereunder, including the Receivables Purchase Price.  If such conveyance is for any reason considered to be a loan and not a sale, the Seller consents to the Purchaser transferring such security interest in favor of the Indenture Trustee to the Issuer and to the Issuer transferring the obligation secured thereby to the Indenture Trustee.

Section 2.02.  Receivables Purchase Price; Payments on the Receivables.

(a)            On the Closing Date, in exchange for the Receivables and other assets described in Section 2.01(a), the Purchaser shall pay the Seller the Receivables Purchase Price which is equal to (i) $1,495,316,207.17 in immediately available funds from the sale of the Notes to the Underwriters plus (ii) a capital contribution from MBFS USA to the Depositor in the amount of $95,959,780.85 (representing the fair market value of the Certificates transferred to MBFS USA) less (iii) the organizational, startup and transactional expenses of the Issuer, equal to $1,000,000.00, and the Reserve Fund Deposit.  The Purchaser, as set forth in the Sale and Servicing Agreement, shall deposit, from funds it receives from the sale of the Notes, the Reserve Fund Depos-it into the Reserve Fund, which amount shall be an asset of the Issuer.  MBFS USA shall receive, and shall be the holder of, the Certificates.

(b)            The Purchaser shall be entitled to, and shall convey such right to the Issuer pursuant to the Sale and Servicing Agreement, all amounts due and collected on or in respect of the Receivables received after the Cutoff Date.

Section 2.03.  Transfer of Receivables.  Pursuant to the Sale and Servicing Agreement, the Purchaser will assign all of its right, title and interest in, to and under the Receivables and other assets described in Section 2.01(a) and its interests under this Agreement to the Issuer.  The parties hereto acknowledge that the Issuer will pledge its rights in, to and under the Receivables and other assets described in Section 2.01(a) and its interests under this Agreement to the Indenture Trustee pursuant to the Indenture.  The Purchaser shall have the right to assign its interest under this Agreement as may be required to effect the purposes of the Sale and Servicing Agreement, without the consent of the Seller, and the Issuer as assignee shall succeed to the rights hereunder of the Purchaser and shall have the right to assign its interest under this Agreement to the Indenture Trustee pursuant to the Indenture.

Section 2.04.  Examination of Receivable Files.  The Seller will make the Receivable Files available to the Purchaser or its agent for examination at the Seller’s offices or such other location as otherwise shall be agreed upon by the Purchaser and the Seller.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

Section 3.01.  Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Seller as of the date of this Agreement and the Closing Date that:

(a)            Organization and Good Standing.  The Purchaser has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, and has the power to own its assets and to transact the business in which it is currently engaged.  The Purchaser is duly authorized to transact business and has obtained all necessary licenses and approvals, and is in good standing in each jurisdiction in which the failure to so qualify or obtain such licenses or approvals would, in the reasonable judgment of the Purchaser, materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, the Purchaser Basic Documents, the Receivables or the Securities.

(b)            Power and Authority.  The Purchaser has the power and authority to execute and deliver and perform its obligations under the Purchaser Basic Documents, and the execution, delivery and performance of the Purchaser Basic Documents has been duly authorized by the Purchaser.  When executed and delivered, the Purchaser Basic Documents will constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights in general, and by general principles of equity, regardless of whether considered in a Proceeding in equity or at law.

(c)            No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Purchaser, or any material indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any Applicable Law or, to the best of its knowledge, any order, rule or regulation applicable to it of any Governmental Authority having jurisdiction over it or its properties, which conflict, breach, default, Lien or violation would have a material adverse effect on the performance by the Purchaser of its obligations under, or the validity or enforceability of the Purchaser Basic Documents, the Receivables or the Securities.

(d)            No Proceedings.  To the knowledge of the Purchaser, there are no Proceedings or investigations pending or threatened against the Purchaser before any Governmental Authority having jurisdiction over the Purchaser or its properties (i) asserting the invalidity of any Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Basic Document, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, any Purchaser Basic Document or (iv) seeking any determination or ruling that would adversely affect the federal tax attributes of the Issuer or the Securities.

(e)            Principal Executive Office.  The chief executive office of the Purchaser is at 36455 Corporate Drive, Farmington Hills, Michigan 48331.

Section 3.02.  Representations and Warranties of the Seller.  The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and the Closing Date, that:

(a)            Organization and Good Standing.  The Seller has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, and has the power to own its assets and to transact the business in which it is currently engaged.  The Seller is duly authorized to transact business and has obtained all necessary licenses and approvals, and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization.

(b)            Power and Authority.  The Seller has the power and authority to execute and deliver and perform its obligations under the Seller Basic Documents, and the execution, delivery and performance of the Seller Basic Documents has been duly authorized by the Seller.  When executed and delivered, the Seller Basic Documents will constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights in general, and by general principles of equity, regardless of whether considered in a Proceeding in equity or at law.

(c)            No Violation.  The execution, delivery and performance by the Seller of this Agreement and the sale of the Receivables, the consummation of the transactions contemplated hereby and by each other Seller Basic Document and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Seller, nor conflict with or violate any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, agreement or other instrument to which it is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, agreement or other instrument (other than this Agreement); nor violate any Applicable Law or, to the best of its knowledge, any order, rule or regulation applicable to it of any Governmental Authority having jurisdiction over it or its properties, which breach, default, conflict, Lien or violation would have a material adverse effect on the Seller’s earnings, business affairs or business prospects, on the ability of the Seller to perform its obligations under this Agreement or on the validity or enforceability of the Seller Basic Documents, the Receivables or the Securities.

(d)            No Proceedings.  To the knowledge of the Seller, there are no Proceedings or investigations pending or threatened against the Seller before any Governmental Authority having jurisdiction over the Seller or its properties (i) asserting the invalidity of any Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Basic Document, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, any Seller Basic Document or (iv) seeking any determination or ruling that would adversely affect the federal tax attributes of the Issuer or the Securities.

(e)            Principal Executive Office.  The chief executive office of the Seller is at 36455 Corporate Drive, Farmington Hills, Michigan 48331.

(f)            Schedule of Receivables.  The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the close of business on the Cutoff Date, and the Receivables were selected (i) from those motor vehicle receivables of the Seller which met the selection criteria set forth in this Agreement and (ii) using selection procedures, believed by the Seller, not to be adverse to the Purchaser or Noteholders.

(g)            Filings.  All filings (including UCC filings) necessary in any jurisdiction to give the Purchaser, the Issuer and the Indenture Trustee a first priority security interest in the Receivables shall have been made or will be made on the Closing Date.

(h)            No Consents.  The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any Governmental Authority in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Seller Basic Document that has not already been obtained.

(i)            Solvency.  The sale of the Receivables to the Purchaser is not being made with any intent to hinder, delay or defraud any of its creditors.  The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Receivables, nor does the Seller anticipate any pending insolvency.

Section 3.03.  Representations and Warranties as to the Receivables.

(a)            Eligibility of Receivables.  The Seller makes the representations and warranties set forth in Exhibit A with respect to the Receivables, on which the Purchaser relies in accepting the Receivables and in selling, transferring, assigning and otherwise conveying the Receivables to the Issuer under the Sale and Servicing Agreement and on which the Issuer relies in pledging the same to the Indenture Trustee pursuant to the Indenture.  Except as otherwise provided, such representations and warranties speak as of the date of execution and delivery of this Agreement and the Closing Date, but shall survive the sale, transfer, assignment and conveyance of the Receivables to the Purchaser, the subsequent sale, transfer and assignment of the Receivables by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement and the pledge of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture.

Section 3.04.  Seller’s Repurchase of Receivables for Breach of Representations.

(a)            Repurchase of Receivables.  In consideration of the sale of the Receivables pursuant to this Agreement, the Seller agrees to the repurchase provisions set forth in Section 2.05 of the Sale and Servicing Agreement.   This repurchase obligation shall apply to all representations and warranties contained in Section 3.03 whether or not the Seller has knowledge of the breach at the time of the breach or at the time the representations and warranties were made.  In consideration of the repurchase of any such Receivable the Seller shall remit an amount equal to the Purchase Amount in respect of such Receivable to the Issuer in the manner set forth in the Sale and Servicing Agreement.

(b)            Repurchase Sole Remedy. The sole remedy for a breach of the Seller’s representations and warranties made in Section 3.03 is to require the Seller to repurchase the related Receivable under Section 2.05 of the Sale and Servicing Agreement.

(c)            Dispute Resolution.  The Seller agrees to be bound by the dispute resolution terms in Section 3.17 of the Sale and Servicing Agreement as if they were part of this Agreement.

Section 3.05.  Representations and Warranties as to Security Interests.  The Seller represents and warrants to the Purchaser as of the Closing Date:

(a)              This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

(b)            The Seller has taken all steps necessary to perfect its security interest against the Obligor in the Financed Vehicles.

(c)            The Receivables constitute “tangible chattel paper” within the meaning of the applicable UCC.

(d)            The Seller owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

(e)            All original executed copies of each loan agreement or installment sales contract that constitute or evidence the Receivables have been delivered to the Servicer, as custodian for the Issuer.

(f)            The Seller has received a written acknowledgment from the Servicer, if MBFS USA is not the Servicer, that the Servicer is holding the loan agreements or installment sales contracts that constitute or evidence the Receivables solely on behalf and for the benefit of the Issuer.

(g)            Other than the security interest granted to the Purchaser pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables.  The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated.  The Seller is not aware of any judgment or tax lien filings against the Seller.

(h)            None of the loan agreements or installment sales contracts that constitute or evidence the Receivables has any marks or notations indicating that it has been pledged, assigned, or otherwise conveyed to any Person other than the Purchaser.

Notwithstanding the foregoing, the representations and warranties set forth in this Section may not be waived.  The representations and warranties set forth in this Section will survive the termination of this Agreement until the Indenture has been discharged.

ARTICLE FOUR

CONDITIONS

Section 4.01.  Conditions to Obligation of the Purchaser.  The obligation of the Purchaser to purchase the Receivables from the Seller on the Closing Date is subject to the satisfaction of the following conditions:

(a)            Representations and Warranties True.  The representations and warranties of the Seller contained herein and in the other Seller Basic Documents shall be true and correct on the Closing Date with the same effect as if made on the Closing Date (except that certain representations and warranties are made as of the Cutoff Date), and the Seller shall have performed all obligations to be performed by it hereunder and under the other Seller Basic Documents on or before the Closing Date.

(b)            Computer Files Marked.  The Seller shall, at its own expense, on or before the Closing Date, indicate in its computer files that the Receivables have been sold to the Purchaser pursuant to this Agreement and deliver to the Purchaser an Officer’s Certificate confirming that its computer files have been marked pursuant to this subsection, and shall deliver to the Purchaser the Schedule of Receivables, certified by an authorized officer of the Seller to be true, correct and complete.

(c)            Execution of Basic Documents.  The Basic Documents shall have been executed and delivered by the parties thereto.

(d)            First-Tier Assignment.  The Purchaser shall have received the First-Tier Assignment, dated as of the Closing Date.

(e)            Other Transactions.  The transactions contemplated by the Basic Documents shall be consummated on the Closing Date.

Section 4.02.  Conditions to Obligation of the Seller.  The obligation of the Seller to sell the Receivables to the Purchaser on the Closing Date is subject to the satisfaction of the following conditions:

(a)            Representations and Warranties True.  The representations and warranties of the Purchaser contained herein and in the other Purchaser Basic Documents shall be true and correct on the Closing Date, with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder and under the other Purchaser Basic Documents on or before the Closing Date.

(b)            Payment of Receivables Purchase Price.  In consideration of the sale of the Receivables from the Seller to the Purchaser as provided in Section 2.01, on the Closing Date the Purchaser shall have paid to the Seller an aggregate amount equal to the Receivables Purchase Price.

ARTICLE FIVE

COVENANTS OF THE SELLER

Section 5.01.  Protection of Right, Title and Interest in, to and Under the Receivables.

(a)            The Seller, at its expense, shall cause this Agreement and all financing statements and continuation statements and any other necessary documents covering the Purchaser’s right, title and interest in, to and under the Receivables and other property conveyed by the Seller to the Purchaser hereunder to be promptly authorized, recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by Applicable Law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and such other property.  The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.  The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection.

(b)            Within 30 days after the Seller makes any change in its name, identity or organizational structure which would make any financing statement or continuation statement filed in accordance with this Agreement seriously misleading within the meaning of the UCC as in effect in the applicable State, the Seller shall give the Purchaser notice of any such change and within 30 days after such change shall authorize, execute and file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser’s security interest in the Receivables and the proceeds thereof.

(c)            The Seller shall give the Purchaser written notice within 60 days of any relocation of any office from which the Seller keeps records concerning the Receivables or of its principal executive office or its jurisdiction of organization and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and within 60 days after such relocation shall authorize, execute and file such financing statements or amendments as may be necessary to continue the perfection of the interest of the Purchaser in the Receivables and the proceeds thereof.  The Seller shall at all times maintain its jurisdiction of organization, its principal place of business, its chief executive office and the location of the office where the Receivable Files and any accounts and records relating to the Receivables are kept within the United States.

(d)            The Seller shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable.

(e)            The Seller shall maintain its computer systems so that, from and after the time of the transfer of the Receivables to the Purchaser pursuant to this Agreement, the Seller’s master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly and unambiguously that such Receivable is owned by the Purchaser (or, upon transfer of the Receivables to the Issuer, by the Issuer).  Indication of the Purchaser’s ownership of a Receivable shall be deleted from or modified on the Seller’s computer systems when, and only when, such Receivable shall have been paid in full or has been repurchased by the Seller.

(f)            If at any time the Seller shall propose to sell, grant a security interest in or otherwise transfer any interest in any motor vehicle installment sales contract or installment loan to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, compact disks, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly and unambiguously that such Receivable has been sold and is owned by the Purchaser (or, upon transfer of the Receivables to the Issuer, by the Issuer), unless such Receivable has been paid in full or repurchased by the Seller.

(g)            The Seller shall permit the Purchaser and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Seller’s records regarding any Receivable, upon reasonable prior notice.

(h)            If the Seller has repurchased one or more Receivables from the Purchaser or the Issuer pursuant to Section 3.04, the Seller shall, upon request, furnish to the Purchaser, within ten Business Days, a list of all Receivables (by Receivable number) then owned by the Purchaser or the Issuer, together with a reconciliation of such list to the Schedule of Receivables.

Section 5.02.  Security Interests.  Except for the conveyances hereunder, the Seller covenants that it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Purchaser of the existence of any Lien on any Receivable and, in the event that the interests of the Noteholders in such Receivable are materially and adversely affected, such Receivable shall be repurchased from the Purchaser by the Seller in the manner and with the effect specified in Section 3.04, and the Seller shall defend the right, title and interest of the Purchaser and its assigns in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Seller from suffering to exist upon a Receivable any Lien for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity of such taxes in good faith by appropriate Proceedings and shall have set aside on its books adequate reserves with respect thereto.

Section 5.03.  Delivery of Payments.  The Seller covenants and agrees to deliver in kind upon receipt to the Servicer under the Sale and Servicing Agreement all payments received by or on behalf of the Seller in respect of the Receivables as soon as practicable after receipt thereof by the Seller.

Section 5.04.  No Impairment.  The Seller covenants that it shall take no action, nor omit to take any action, which would impair the rights of the Purchaser, the Issuer or the Noteholders in any Receivable, nor shall it, except as otherwise provided in this Agreement or the Sale and Servicing Agreement, reschedule, revise or defer payments due on any Receivable.

Section 5.05.  Costs and Expenses.  The Seller shall pay all reasonable costs and expenses incurred in connection with the perfection of the Purchaser’s right, title and interest in, to and under the Receivables.

Section 5.06.  Sale.  The Seller agrees to treat the conveyances hereunder for all purposes (including financial accounting purposes) as an absolute transfer on all relevant books, records, financial statements and related documents.

Section 5.07.  Hold Harmless.  The Seller shall protect, defend, indemnify and hold the Purchaser and the Issuer and their respective assigns and their attorneys, accountants, employees, officers and directors harmless from and against all losses, costs, liabilities, claims, damages and expenses of every kind and character, as incurred, resulting from or relating to or arising out of (i) the inaccuracy, nonfulfillment or breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement, (ii) any legal action, including any counterclaim, that has either been settled by the litigants (which settlement, if the Seller is not a party thereto shall be with the consent of the Seller) or has proceeded to judgment by a court of competent jurisdiction, in either case to the extent it is based upon alleged facts that, if true, would constitute a breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement, (iii) any actions or omissions of the Seller or any employee or agent of the Seller occurring prior to the Closing Date with respect to any Receivable or the related Financed Vehicle or (iv) any failure of a Receivable to be originated in compliance with all requirements of law.  These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

ARTICLE SIX

MISCELLANEOUS PROVISIONS

Section 6.01.  Amendment.

(a)            This Agreement may be amended from time to time by a written amendment duly executed and delivered by the parties hereto without the consent of any Securityholder to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or the Prospectus or to add, change or eliminate any other provision with respect to matters or questions arising under this Agreement; provided, however, that no such amendment shall materially adversely affect the interests of any Noteholder.  Any amendment to this Agreement shall be deemed not to materially adversely affect the interests of any Noteholder if (i) an Opinion of Counsel to the Seller or an Officer’s Certificate of the Issuer to that effect is delivered to the Indenture Trustee and (ii) the Rating Agency Condition has been satisfied with respect to such action.

This Agreement may also be amended from time to time for any other purpose by a written amendment duly executed and delivered by the Seller and by the Purchaser with the consent of the Indenture Trustee and the Holders of Notes evidencing not less than 66⅔% of the Note Balance of the Controlling Class of Notes (or if the Notes are no longer Outstanding, Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interests); provided, however, that no such amendment may reduce the percentage of the aggregate principal amount of the Notes of the Controlling Class the consent of the Holders of which is required for any amendment to this Agreement without the consent of all Holders of Notes then outstanding.

Promptly after the execution of any such amendment, the Seller shall furnish written notification of the substance of such amendment to the Trustees and the Rating Agencies.

Section 6.02.  Termination.  The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the indemnity obligations of the Seller as provided herein, upon the termination of the Issuer as provided in the Trust Agreement.

Section 6.03.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5‑1401 OR 4-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 6.04.  WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL

TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 6.05.  Notices.  Unless otherwise specified in this Agreement, all notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement will be in writing.  Notices, requests, demands, consents and other communications will be deemed to have been given and made, (i) upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three days after deposit in the mail and (ii) in the case of (a) a facsimile, when receipt is confirmed by telephone or by reply e-mail or reply facsimile from the recipient, (b) an e-mail, when receipt is confirmed by telephone or by reply e‑mail from the recipient and (c) an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (ii)(b) through (ii)(c) above.  Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed, in the case of (i) the Seller, at 36455 Corporate Drive, Farmington Hills, Michigan 48331, Attention: Steven C. Poling (e-mail: steven.c.poling@daimler.com, telecopier: (817) 224-3587), (ii) the Purchaser, at 36455 Corporate Drive, Farmington Hills, Michigan 48331, Attention: Michelle D. Spreitzer (e-mail: michelle.d.spreitzer@daimler.com, telecopier: (817) 224-3587) and (iii) as to each of the foregoing, at such other address as shall be designated by written notice to the other party.

Section 6.06.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions and terms of this Agreement or of the Receivables or the rights of the holders thereof.

Section 6.07.  Further Assurances.  The Seller and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto or by the Issuer or the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements, amendments, continuation statements or releases relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

Section 6.08.  Waivers.  No failure or delay on the part of the Seller or the Purchaser in exercising any power, right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

Section 6.09.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.

Section 6.10.  Successors and Assigns.  All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, all as provided in this Agreement.  Any request, notice, direction, consent, waiver or other instrument or action by a party to this Agreement will bind the successors and assigns of such party.  Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 6.11.  Table of Contents and Headings.  The Table of Contents and the various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 6.12.  Representations, Warranties and Agreements to Survive.  The respective representations, warranties and agreements by the Seller and the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the closing hereunder of the transactions contemplated hereby.

Section 6.13.  No Petition.  Each of the Seller and the Purchaser covenants that it will not at any time institute against, or join any Person in instituting against, the Issuer or the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings or other Proceedings under any Insolvency Law in connection with any obligations relating to the Notes or any Basic Document and agrees that it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer or the Purchaser during the same period.

IN WITNESS WHEREOF, the parties hereto have caused this Receivables Purchase Agreement to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Seller

By:	/s/ Kenneth D. Casper
Name: Kenneth D. Casper
Title: Vice President

DAIMLER RETAIL RECEIVABLES LLC, as Purchaser

By:	/s/ Kenneth D. Casper
Name: Kenneth D. Casper
Title: Vice President

Receivables Purchase Agreement

SCHEDULE A

SCHEDULE OF RECEIVABLES

[Original on file at Purchaser’s office]

SA-1

SCHEDULE B

LOCATION OF RECEIVABLE FILES

Iron Mountain
1248 Avenue R
Grand Prairie, Texas  48089

Iron Mountain
9247 Meridian Way
 West Chester, OH 45069

DealerTrack Collateral Management Services
9750 Goethe Road
 Sacramento, California  95827

SB-1

EXHIBIT A

REPRESENTATIONS AND WARRANTIES AS TO THE RECEIVABLES

See Exhibit A to Sale and Servicing Agreement

A-1

EXHIBIT B

FORM OF FIRST-TIER ASSIGNMENT

September 14, 2016

For value received, in accordance with the receivables purchase agreement, dated as of September 1, 2016 (the “Receivables Purchase Agreement”), between MERCEDES-BENZ FINANCIAL SERVICES USA LLC (the “Seller”) and DAIMLER RETAIL RECEIVABLES LLC (the “Purchaser”), the Seller does hereby irrevocably sell, transfer, assign and otherwise convey unto the Purchaser, without recourse (subject to the obligations of the Seller herein and in the Receivables Purchase Agreement), all right, title and interest of the Seller, whether now owned or existing or hereafter acquired or arising, and wheresoever located, in, to and under the following:

(i)    the Receivables listed on Schedule A hereto (the “Receivables”) and all amounts due and received on or in respect of the Receivables (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 2.05 of the Sale and Servicing Agreement or Section 3.04 of the Receivables Purchase Agreement or the purchase of Receivables by the Servicer pursuant to Sections 3.03, 3.08 or 8.01 of the Sale and Servicing Agreement) after the Cutoff Date;

(ii)    the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(iii)   all proceeds from claims on any physical damage or theft insurance policies and extended warranties covering such Financed Vehicles and any proceeds of any credit life or credit disability insurance policies relating to the Receivables, the related Financed Vehicles or the related Obligors;

(iv)   the Receivable Files that relate to the Receivables;

(v)    any proceeds of Dealer Recourse that relate to the Receivables;

(vi)   the right to realize upon any property (including the right to receive future Net Liquidation Proceeds and Recoveries) that shall have secured a Receivable and have been repossessed by or on behalf of the Seller; and

(vii)  all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing, and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, notes, drafts, acceptances, rights to payment of any and every kind and other forms of obligations and receivables,
B-1

instruments and other property which at any time constitutes all or part of, or is included in, the proceeds of any of the foregoing.

In the event that the foregoing sale, transfer, assignment and conveyance is deemed to be a pledge, the Seller hereby grants to the Purchaser a first priority security interest in all of the Seller’s right to and interest in the Receivables and other property described in clauses (i) through (vii) above to secure a loan deemed to have been made by the Purchaser to the Seller in an amount equal to the sum of the initial principal amount of the Notes plus accrued interest thereon.

THIS FIRST-TIER ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5‑1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

This First-Tier Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Purchase Agreement and is to be governed by the Receivables Purchase Agreement.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Receivables Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this First-Tier Assignment to be duly executed as of the day and year first written above.

MERCEDES-BENZ FINANCIAL SERVICES USA LLC

By:
Name
Title

B-2